UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 24, 2007
ARADIGM CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-28402 (Commission File Number)	94-3133088 (IRS Employer Identification No.)
3929 Point Eden Way
Hayward, CA 94545
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code (510) 265-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 24, 2007, Aradigm Corporation (the “Company”) and ComputerShare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.) entered into Amendment No. 3 to the Company’s Rights Agreement, dated as of August 31, 1998, as amended (the “Rights Agreement”) to provide that any person acquiring securities directly from the Company or through one or more underwriters or dealers participating in an underwritten public offering by the Company shall not be deemed an “Acquiring Person” under the Rights Agreement solely as a result of such acquisition. The Amendment No. 3 to the Rights Agreement is attached hereto as Exhibit 10.1.
     Also, on January 30, 2007, the Company consummated a public offering of 37,950,000 shares of the Company’s common stock, including 4,950,000 shares sold pursuant to the exercise of the underwriters’ over-allotment option.
ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
     The discussion of Amendment No. 3 to the Rights Agreement in Item 1.01 is incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Number	Description

10.1	Amendment No. 3 to Rights Agreement, dated as of January 24, 2007, by and between the Company and ComputerShare Trust Company, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: January 30, 2007	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Amendment No. 3 to Rights Agreement, dated as of January 24, 2007, by and between the Company and ComputerShare Trust Company, N.A.